Exhibit 99.4

EXECUTION VERSION

24 April 2017

KENNEDY-WILSON HOLDINGS, INC.

and

KENNEDY WILSON EUROPE REAL ESTATE PLC

TRANSACTION AGREEMENT

THIS TRANSACTION AGREEMENT (this “Agreement”) is made on 24 April 2017

BETWEEN:

(1)	KENNEDY-WILSON HOLDINGS, INC., a corporation incorporated under the laws of Delaware, with registered office at 151 S El Camino Drive, Beverly Hills, CA 90212 United States (“KWH”); and

(2)	KENNEDY WILSON EUROPE REAL ESTATE PLC, a public company incorporated in Jersey (registered number 114680), with registered office at 47 Esplanade St. Helier Jersey JE1 0BD (“KWE”),

together referred to as the “Parties” and each as a “Party” to this Agreement.

RECITALS:

(A)

KWH owns approximately 23.6% of the share capital of KWE, a UK-listed public company incorporated in Jersey, and wishes to acquire all of the shares in KWE that it does not already own on the terms and subject to the conditions set out in the Rule 2.7 Announcement (the “Offer”).

(B)	KWE has granted authority to KW Investment Management Ltd, a wholly owned subsidiary of KWH, for the day-to-day management of the assets of the KWE Group as KWE’s investment manager.

(C)

KWH and KWE intend the Offer to be implemented by way of the Scheme provided that KWH reserves the right, as set out in the Rule 2.7 Announcement, to elect to implement the Offer by means of the Takeover Offer.

(D)	KWH and KWE have agreed to enter into this Agreement to set out certain mutual commitments to regulate the basis on which they are willing to implement the Offer.

IT IS AGREED as follows:

1.	Rule 2.7 Announcement

The obligations of the Parties under this Agreement (other than this Clause 1 and Clauses 5 and 6) shall be conditional on the release of the Rule 2.7 Announcement at or before 5 pm on 24 April 2017, or such other time and date as may be agreed by KWH and KWE.

2.	Regulatory Conditions

Allocation of responsibility and timing

2.1

KWH shall have primary responsibility for obtaining all consents or approvals specified in Conditions 2(b) to 2(c) (as set out in Appendix 1 of the Rule 2.7 Announcement) (the “Regulatory Conditions”).

2.2	Each of KWH and KWE will promptly make all filings and supply all information necessary in order to obtain the consents and approvals referred to in Clause 2.1.

Further obligations

2.3	Without prejudice to the generality of Clauses 2.1 and 2.2, each of KWH and KWE undertakes that, to the extent not prohibited by law or regulation, it will:

2.3.1

provide to the other (or its advisers), or procure the provision to the other (or its advisers) of, draft copies of all material filings, notifications, submissions and communications to be made in relation to obtaining the satisfaction of the Regulatory Conditions, at such time as will allow the other a reasonable opportunity to provide comments on such filings, notifications, submissions and communications before they are submitted or sent;

2.3.2	incorporate such comments made by the other as are reasonable in such material filings, notifications, submissions and communications;

2.3.3

provide the other (or its advisers) with copies of all material filings, notifications, submissions and communications in the form submitted or sent by it or on its behalf in relation to obtaining the satisfaction of the Regulatory Conditions;

2.3.4

give the other reasonable prior notice of, and allow persons reasonably nominated by the other to attend, all meetings and/or material telephone calls with any Regulatory Authority in connection with the obtaining of the satisfaction of the Regulatory Conditions and the implementation of the Offer and to make reasonable oral submissions during such meetings and/or telephone calls; and

2.3.5	promptly notify the other of any material communications from any Regulatory Authority in relation to obtaining any Regulatory Conditions.

2.4

Each of KWH and KWE undertakes, to the extent not prohibited by law or regulation, to keep the other informed (on a reasonable basis) of the progress towards satisfaction (or otherwise) of the Regulatory Conditions and, if at any time it becomes aware of anything that may be reasonably considered to be likely to prevent any of the Regulatory Conditions from being satisfied, it shall promptly inform the other.

2.5

KWH shall be responsible for paying any filing, administrative or other fees levied by any Regulatory Authority for the purpose of obtaining the satisfaction of the Regulatory Conditions, unless such fees are payable by KWE as specified by applicable law and regulation.

3.	Documentation

3.1	KWH undertakes to provide KWE with all such co-operation, information and assistance as it may reasonably request in connection with the preparation and verification of the Scheme Document.

3.2	KWH agrees to procure that the KWH Responsible Individuals take responsibility for the KWH Information.

4.	Warranties and Undertakings

4.1	KWH warrants to KWE on the date of this Agreement that:

4.1.1	it has the requisite power and authority to enter into and perform its obligations under this Agreement;

4.1.2	this Agreement constitutes its binding obligations in accordance with its terms; and

4.1.3	the execution and delivery of, and performance of its obligations under, this Agreement will not:

(A)	result in a breach of any provision of its constitutional documents;

(B)	result in a breach of, or constitute a default under, any instrument to which it is a party or by which it is bound; or

(C)	result in a breach of any order, judgment or decree of any court or governmental agency to which it is a party or by which it is bound.

4.2

KWH agrees that it will, to the extent not prohibited by law or regulation or disclosed generally to the public, immediately notify the KWE Independent Non-Executive Directors in writing if, on or after the date of this Agreement, KWH or any of its subsidiaries (other than KWE and its subsidiaries):

4.2.1

to the extent material in the context of the Offer, issues any shares, becomes obliged to issue any shares or grants any person the right to acquire any shares (whether subject to the fulfilment of any conditions or contingencies, in connection with any equity participation plan or otherwise);

4.2.2	to the extent material in the context of the Offer, establishes any incentive plan not disclosed in the KWH Annual Report for any directors, officers or employees;

4.2.3

declares or pays any dividend other than its ordinary course quarterly dividends or, to the extent material in the context of the Offer, effects or announces any intention to effect any other distribution, share purchase, share redemption or capital reduction, whether in or in exchange for cash or other assets;

4.2.4

is affected by any matter which could reasonably be expected, in the absence of KWH’s acquisition of KWE, to have a material adverse effect on the earnings, assets or liabilities of the KWH Group taken as a whole;

4.2.5

sells any material assets, suffers a loss of any material asset or is affected by any other occurrence which it is reasonable to expect would give rise to a material reduction in the value of the assets of the KWH Group taken as a whole;

4.2.6	to the extent material in the context of the Offer, enters into any material agreement outside the ordinary course of its business; or

4.2.7	incurs any indebtedness which (if payable in full) would increase the borrowings of the KWH Group (excluding indebtedness of KWE and its subsidiaries) by more than 20%.

5.	Miscellaneous Provisions

5.1	Severance/Unenforceable Provisions

If any provision of this Agreement shall be held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law, but would be valid and enforceable if deleted in whole or in part or reduced in application, such provision shall apply with such deletion or modification as may be necessary to make it valid and enforceable but the enforceability of the remainder of this Agreement shall not be affected.

5.2	Variation

No variation to this Agreement shall be effective unless made in writing (which for this purpose, does not include email) and executed by each of (or on behalf of) the Parties. The expression “variation” includes any variation, supplement, deletion or replacement, however effected.

5.3	Termination

This Agreement shall automatically terminate on the earlier of:

5.3.1

if the Offer is implemented by way of a Scheme, the date on which the Scheme becomes effective in accordance with its terms or, if the Offer is implemented by way of a Takeover Offer, the date on which the Takeover Offer is declared wholly unconditional;

5.3.2	the date on which KWH announces, with the consent of the Panel, that it does not intend to proceed with the Offer;

5.3.3

if the Offer is implemented by way of a Scheme, the date on which the Scheme terminates or lapses in accordance with its terms or otherwise becomes incapable of ever becoming effective, provided that KWH has not announced that it intends to implement the Offer by way of a Takeover Offer;

5.3.4	in the event that the Transaction is implemented by way of a Takeover Offer, the date on which the Takeover Offer lapses or is withdrawn; or

5.3.5	any competing offer for KWE is made which is declared wholly unconditional or otherwise becomes effective.

5.4	Counterparts

This Agreement may be executed in any number of counterparts and by the different Parties on separate counterparts, each of which when executed and delivered shall constitute an original, but all the counterparts shall together constitute one instrument.

5.5	Notices

A notice, approval, consent or other communication in connection with this Agreement must be in writing and must be left at the address of the addressee, or sent by pre-paid registered post to the address of the addressee or sent by email to the email address of the addressee, in each case that is specified in this Clause 5.4 or to such other address or email address as may be notified by such addressee by giving notice in accordance with this Clause 5.4. The address and email address of each Party is:

5.5.1	in the case of KWH:

Address:	151 S El Camino Drive, Beverly Hills, CA 90212 United States

Email:	ilee@kennedywilson.com

For the attention of:	In Ku Lee

With a copy to (i) Wachtell, Lipton, Rosen & Katz (email: GSMoodie@WLRK.com and ZSPodolsky@wlrk.com), marked for the attention of Gordon Moodie and Zach Podolsky; and (ii) Macfarlanes LLP (email: graham.gibb@macfarlanes.com and harry.coghill@macfarlanes.com), marked for the attention of Graham Gibb and Harry Coghill; and

5.5.2	in the case of KWE or the KWE Independent Non-Executive Directors:

Address:	47 Esplanade, St Helier, Jersey, JE1 0BD

Email:	charlotte.valeur@global-governance-group.com; smradford3@gmail.com; memcnicholas@gmail.com

For the attention of:	Charlotte Valeur, Simon Radford and Mark McNicholas

With a copy to Sullivan & Cromwell LLP (email: emmersont@sullcrom.com and perryb@sullcrom.com), marked for the attention of Tim Emmerson and Ben Perry.

5.6

A notice given under Clause 5.4 shall conclusively be deemed to have been received on (a) on the day it is given, if such day is a Business Day or, if such day is not a Business Day, the next Business Day (in each case, in the place to which the notice is sent), if sent by email, (b) at the time of delivery, if delivered personally and (c) if sent by registered mail, two Business Days after posting.

5.7	No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a Party to this Agreement.

6.	Governing Law and Jurisdiction

6.1

This Agreement and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including non-contractual disputes or claims) shall be governed by and construed in accordance with English law.

6.2

Each Party irrevocably agrees that the courts of England shall have exclusive jurisdiction in relation to any dispute or claim arising out of or in connection with this Agreement or its subject matter, existence, negotiation, validity, termination or enforceability (including non-contractual disputes or claims).

6.3

Each Party irrevocably waives any right that it may have to object to an action being brought in the courts referred to in clause 6.2, to claim that the action has been brought in an inconvenient forum, or to claim that those courts do not have jurisdiction.

SCHEDULE 1

DEFINITIONS AND INTERPRETATION

In this Agreement (including the Recitals and the Schedules other than Schedule 2), unless the context otherwise requires, each of the following terms and expressions shall have the meanings given to them below. Any capitalised terms used but not defined in this Agreement shall have the meanings given to them in the Rule 2.7 Announcement:

“Business Day” means a day (other than Saturdays, Sundays and public holidays) on which banks are open for business in London, United Kingdom, St Helier, Jersey and New York, United States;

“KWE Independent Non-Executive Directors” means Charlotte Valeur, Simon Radford and Mark McNicholas;

“KWH Annual Report” means KWH’s annual report for the year ended 31 December 2016 filed with the SEC on Form 10-K on 27 February 2017;

“KWH Group” means KWH, its subsidiaries and voting interest entities that KWH controls from time to time and “member of the KWH Group” shall be construed accordingly;

“KWH Information” means information relating to KWH, any member of the KWH Group, persons acting in concert with KWH or any of the KWH Responsible Individuals in the Scheme Document (or, if applicable, the Takeover Offer document);

“KWH Responsible Individuals” means the directors of KWH as at the date the Scheme Document is sent to (amongst others) KWE Shareholders;

“Offer” shall have the meaning given to it in Recital (A);

“Regulatory Authority” means any court or competition, antitrust, national, supranational or supervisory body or any government department or other government, governmental, trade or regulatory agency or body and any security agency, in each case in any jurisdiction, including the European Commission but excluding the Panel;

“Regulatory Conditions” shall have the meaning given to it in clause 2.1;

“Rule 2.7 Announcement” means the announcement in the agreed form set out in Schedule 2;

The following shall apply to this Agreement (but not to the Rule 2.7 Announcement):

(A)	terms and expressions used but not expressly defined in this Agreement shall, unless the context otherwise requires, have the meanings given in the Rule 2.7 Announcement;

(B)	the expressions “subsidiary” and “subsidiary undertaking”, shall, unless the context otherwise requires, have the meanings given in the UK Companies Act 2006;

(C)	when used in this Agreement, the expression “acting in concert” shall have the meaning given in the Code;

(D)	any reference to this Agreement includes the Schedules to it, each of which forms part of this Agreement for all purposes;

(E)

a reference to an enactment or statutory provision shall be construed as a reference to any subordinate legislation made under the relevant enactment or statutory provision and shall be construed as a reference to that enactment, statutory provision or subordinate legislation as from time to time amended, consolidated, modified, reenacted or replaced;

(F)	words in the singular shall include the plural and vice versa;

(G)	references to one gender include other genders;

(H)	references to a “company” shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

(I)	a reference to a Recital, Clause, Schedule (other than to a schedule to a statutory provision) shall be a reference to a Recital, Clause, Schedule (as the case may be) of or to this Agreement;

(J)	a reference to “includes” or “including” shall mean “includes without limitation” or “including without limitation”;

(K)	the headings in this Agreement are for convenience only and shall not affect its interpretation;

(L)	a reference to any other document referred to in this Agreement is a reference to that other document as amended, varied, novated or supplemented at any time; and

(M)	references to this Agreement include this Agreement as amended or supplemented in accordance with its terms.

SCHEDULE 2

RULE 2.7 ANNOUNCEMENT

IN WITNESS of which the Parties have executed this Agreement on the date first written above.

EXECUTED by acting for and on behalf of KENNEDY-WILSON HOLDINGS, INC.	/s/ In Ku Lee

EXECUTED by acting for and on behalf of KENNEDY WILSON EUROPE REAL ESTATE PLC	/s/ Charlotte Valeur